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Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 1997, on our audits of the financial statements of Apex PC Solutions, Inc., as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in Apex PC Solutions, Inc.'s registration statement on Form SB-2 (SEC File No. 333-17753).

Coopers & Lybrand L.L.P.

Seattle, Washington
March 26, 1997